UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30th, 2021

PREMIER PRODUCTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51232	85-3285491
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6303 Owensmouth, #1058

Woodland Hills, CA 91367

(Address of principal executive offices) (Zip Code)

818-798-1878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

SECTION 1 REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On March 26th,  2021, Premier Products Group Inc. seller, (the “Company”) and Data Smart Company, Inc. (DSI),  buyer,  ( a private Delaware corporation) entered into a  Purchase Agreement to sell the 51 preferred controlling shares of Valley High Mining Company. Data Smart Company, Inc. used cash to purchase Valley High Mining Company.

The agreement states that on the closing date of March 26th, 2021, all Premier Products Group, Inc shareholders on March 26th, 2021 will have common shares in the private company Data Smart Company.

Premier Products Group Inc. (OTCBB) completed the sale of their direct wholly-owned subsidiary, Valley High Mining Company’s 51% voting control Series B Preferred shares, to a newly formed Delaware company, Data Smart Company Inc. All Shareholders of Premier Products Group Inc. (PMPG, OTCBB) will be receiving One (1), Data Smart Company Inc. share for every one (1) PMPG share they owned on the close of business March 26, 2021. The shares issued are not tradable, as Data Smart Company Inc. is a privately held company and does not trade on any exchange as of yet. The shares will be held in book entry form and the company will be acting as the registrar and will be notifying shareholders on how they can access their share information in the near future on their website. Data Smart Company Inc. information is as follows

Data Smart Company Inc.

5868 Westheimer RD Unit 453

Houston, TX. 77057

Phone (713) 332-6377

info@datasmartcompany.com

CEO.  Ceddrick Brown

How Valley High Mining Company Became a Private Wholly-Owned Company

On February 22, 2018, the issuer (having been renamed, immediately prior to this Holding Company Reorganization, from “Premier Products Group, Inc.” to “Valley High Mining Company”) completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which Valley High Mining Company, as previously constituted (the “Predecessor”) became a direct, wholly-owned subsidiary of a newly formed Delaware corporation, Premier Products Group, Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity. The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.

In accordance with Section 251(g) of the DGCL, Premier Services, Inc. (“Merger Sub”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was an indirect, wholly owned subsidiary of the Predecessor, merged with and into the Predecessor, with the Predecessor surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor, the Holding Company and Merger Sub, dated February 22, 2018 (the “Merger Agreement”).

The foregoing description of the Merger Agreement set forth in this current report is qualified in its entirety by reference to the full text of the Merger Agreement, which can be found on the EDGAR system on the 8k filed and dated March 01, 2018 by Premier Products Group Inc.(PMPG)(OTCBB)

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 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER PRODUCTS GROUP, INC.

Date June 30th, 2021	By:	/s/ Tony Hicks
Chairman & CEO

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